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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Carleton Corporation for the registration of 459,272 shares of common stock and to the incorporation by reference therein of our report dated May 1, 1998, with respect to the financial statements of Carleton Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 29, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP



Minneapolis, Minnesota
November 5, 1998